UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 5, 2021

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, the Board of Directors of Natural Gas Services Group, Inc. (“NGS” or the “Company”) announced the appointment of Mr. Nigel Jenvey as a director of the Company, The Board of Directors determined that Mr. Jenvey qualifies as an independent director under the listing standards of the New York Stock Exchange.

Mr. Jenvey’s compensation will be consistent with that of the Company’s other non-employee directors, as described in the Company’s March 24, 2021 Current Report filing with the U.S. Securities and Exchange Commission. Mr. Jenvey will also receive an initial award of $50,000 in cash and the equivalent of $50,000 in Company common stock (based on the closing price on April 1, 2021), both to vest one year from his date of initial service. There are no arrangements or understandings between Mr. Jenvey and any other persons pursuant to which Mr. Jenvey was selected as a director, and there are no transactions in which Mr. Jenvey has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Jenvey will be the chairperson of the Environmental, Social and Governance Committee, a new standing committee of the Board of Directors. Mr. Jenvey will stand for election to the Board at the upcoming annual meeting of shareholders.

Mr. Jenvey currently serves as the Global Head of Carbon Management at Gaffney, Cline & Associates. From 2012-2016, Mr. Jenvey served in various roles at BP, including as the company’s carbon solutions manager. From 2008-2011, he was the technical director of carbon and climate and the director of enhanced oil recovery at Maersk Oil. From 2000-2008 he worked at Royal Dutch Shell in various roles including serving as CO2 storage project leader in Shell’s EOR Center of Expertise. He began his career as a petroleum engineer at Texaco in 1995. Mr. Jenvey holds degrees in mining management from the University of Leeds and petroleum engineering from the Imperial College in London.

On April 1, 2021, the Board of Directors acknowledged the retirement of William F. “Frank” Hughes, Jr. as a director of the Company. Mr. Hughes decision to retire was not the result of any disagreement with the Company or the Board. The Company would like to thank Mr. Hughes for his distinguished 17-plus years of service to the Company. His leadership, insight and dedication will be missed. In conjunction with the retirement, the Board of Directors unanimously approved the immediate vesting of the remainder of Mr. Hughes’ unvested equity awards.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release issued April 5, 2021

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	April 5, 2021
		By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer